EXHIBIT 32.1

CERTIFICATION PURSUANT TO
RULE 13a-14(b) OR RULE 15d-14(b) AND 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A of etrials Worldwide, Inc. (the “Company”) for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

/s/ M. Denis Connaghan
Name: M. Denis Connaghan
Title: President and Chief Executive Officer
Date: April 30, 2009

/s/ Joseph (Jay) F. Trepanier III
Name: Joseph (Jay) F. Trepanier III
Title: Chief Financial Officer, Secretary and Treasurer
Date: April 30, 2009